Back to Form 8-K
Exhibit 99.1

WellCare Announces Pricing Of Notes

Tampa, Fla. (May 27, 2015) – WellCare Health Plans, Inc. (NYSE: WCG) (“WellCare”) today announced that on May 27, 2015 it priced $300 million aggregate principal amount of its 5.75% senior notes pursuant to a reopening of its existing series of such notes. The public offering of the notes was made pursuant to a registration statement and a related preliminary prospectus supplement filed by WellCare with the U.S. Securities and Exchange Commission (“SEC”). Goldman, Sachs & Co., J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC were the joint bookrunning managers of the offering. BofA Merrill Lynch, Mitsubishi UFJ Securities (USA), Inc. and U.S. Bancorp Investments, Inc. were the co-managers in the offering. The notes will be issued at a public offering price of 104.500% of the aggregate principal amount thereof plus accrued interest from May 15, 2015. The notes mature on November 15, 2020, with a first interest payment date of November 15, 2015. The offering is expected to close on or about June 1, 2015. The issuance of the notes will be subject to customary closing conditions.

WellCare intends to use the net proceeds of the offering for general corporate purposes, including organic growth and working capital. Pending such use, the proceeds may be invested temporarily in short-term interest-bearing, investment-grade securities or similar assets.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made by means of a prospectus and the related preliminary prospectus supplement. Before you invest, you should read the prospectus and the related preliminary prospectus supplement, the registration statement and other documents that WellCare has filed with the SEC for more complete information about WellCare and this offering. Copies of the prospectus and the related preliminary prospectus supplement can be obtained from Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, by telephone at 1-866-471-2526 or e-mail at prospectus-ny@ny.email.gs.com, from J.P. Morgan Securities LLC c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by telephone at 1-866-803-9204, from SunTrust Robinson Humphrey, Inc., Attention: Prospectus Department, 3333 Peachtree Road, NE, Atlanta, GA 30326, by telephone at 404-926-5744, or by email at STRH.Prospectus@suntrust.com, or from Wells Fargo Securities, LLC, Attention: Client Support, 608 2nd Avenue, South Minneapolis, MN 55402, by telephone at 1-800-645-3751, Option 5, or by email at wfscustomerservice@wellsfargo.com. Alternatively, you may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov/.

About WellCare Health Plans, Inc.
Headquartered in Tampa, Fla., WellCare Health Plans, Inc. (NYSE: WCG) focuses exclusively on providing government-sponsored managed care services, primarily through Medicaid, Medicare Advantage and Medicare Prescription Drug Plans, to families, children, seniors and individuals with complex medical needs. WellCare serves approximately 3.8 million members nationwide as of March 31, 2015.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. For example, statements regarding WellCare's intended use of proceeds are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare's actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, WellCare’s progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth, WellCare’s ability to effectively estimate and manage growth, WellCare’s ability to address operational challenges relating to new business, WellCare’s ability to effectively execute and integrate acquisitions, potential reductions in Medicaid and Medicare revenue, WellCare’s ability to estimate and manage medical benefits expense effectively, including through its vendors and WellCare’s ability to comply with the terms of the Corporate Integrity Agreement.

Additional information concerning these and other important risks and uncertainties can be found under the captions “Forward-Looking Statements” and “Risk Factors” in WellCare's Annual Report on Form 10-K for the year ended December 31, 2014, and in WellCare's Quarterly Report on Form 10-Q for the period ended March 31, 2015 and other subsequent filings by WellCare with the U.S. Securities and Exchange Commission, which contain discussions of WellCare's business and the various factors that may affect it. WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

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CONTACTS:
Investor:
Angie McCabe
Vice President, Investor Relations
813-206-6958
angie.mccabe@wellcare.com

Media:
Crystal Warwell Walker
Senior Director, External Communications
813-206-2697
crystal.walker@wellcare.com

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